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                                                                     EXHIBIT 5.1

       [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]

May , 2001

Orchid Biosciences, Inc.
303 College Road East
Princeton, New Jersey 08540

Ladies and Gentlemen:

     We have acted as counsel to Orchid Biosciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, the following:

         (i) common stock, $0001 par value per share (the "Common Stock");

         (ii) preferred stock, $0001 par value per share (the "Preferred
         Stock");

         (iii) senior debt securities (the "Senior Debt Securities");

         (iv) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and

         (v) warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the "Warrants");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $75,000,000. In addition, the Registration Statement relates to the registration of up to 12,765,535 shares of Common Stock which may be sold certain selling stockholders.

     The Senior Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (collectively, the "Indentures").

     Warrants will be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and By-Laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion:

             1. With respect to the Common Stock, when (a) (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation
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             and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, or (b) the issuance of shares of Common Stock has been duly authorized, upon conversion or exercise of any other Security that has been duly authorized, issued, paid for and delivered, in accordance with the terms of such Security after the issuance of the shares of Common Stock in accordance with the terms of such other Security, the Common Stock will be validly issued, fully paid and nonassessable.

             2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and nonassessable.

             3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and
             (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Our opinion is limited to the General Corporation Laws of the
             State of Delaware and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the t laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

     We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder, assumptions which we have not independently verified.

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     It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities and Warrants while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                       Very truly yours,

                  /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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